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                                                                   EXHIBIT 99.16

            NOTES TO UNAUDITED GENLYTE THOMAS GROUP LLC PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  BASIS OF PRESENTATION

On April 28, 1998, Genlyte and Thomas entered into definitive agreements to combine the lighting business of Thomas with the business of Genlyte through the Joint Venture. On August 30, 1998, Genlyte contributed substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of its liabilities and Thomas contributed to the Joint Venture substantially all of its assets comprising Thomas Lighting in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain liabilities. Genlyte and Thomas will continue to exist as separate publicly traded companies.

Accounting Treatment

For accounting purposes, Genlyte's majority ownership of the Joint Venture requires the assets and liabilities contributed by Thomas to the Joint Venture to be valued at their fair value in the Joint Venture's consolidated financial statements. Certain pro forma adjustments result from the Joint Venture management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that management considers reasonable under the circumstances. Consequently, the amounts reflected in the Unaudited Genlyte Thomas Group LLC Pro Forma Consolidated Financial Statements are subject to change.

NOTE 2:  PRO FORMA ADJUSTMENTS

(a) Represents the Unaudited Thomas Lighting Pro Forma Statements of Income as presented in the Unaudited Genlyte Pro Forma Consolidated Statements of Income included elsewhere in this Form 8-K.

(b) Represents the incremental depreciation expense of $400,000 and $800,000, for the six months ended July 4, 1998 and the year ended December 31, 1997, respectively, charged to cost of sales and $100,000 and $200,000, respectively, charged to selling and administrative expense, using an assumed weighted average useful remaining life of 20 years, related to the incremental fair value step-up of certain fixed assets of Thomas Lighting (see Note 2 (j)). The allocation of expenses between cost of sales and selling and administrative expense is based on Genlyte's historical depreciation mix.

(c) Represents incremental goodwill amortization of $132,000 and $264,000 for the six months ended July 4, 1998 and the year ended December 31, 1997, respectively, resulting from the excess of the fair market value over the book value of Thomas Lighting. Such excess will be amortized over 40 years, subject to further analysis subsequent to the closing of the Transaction.

(d) Represents estimated costs to be charged to Genlyte by the Joint Venture for certain shareholder-related services rendered by the Joint Venture on behalf of Genlyte.

(e) Represents the elimination of the income tax provision included in the Genlyte's historical financial statements. The Joint Venture will be treated as a partnership for Federal income tax purposes and therefore, the income tax attributes and liabilities generated by the Joint Venture shall accrue directly to Genlyte and Thomas and be recorded in their respective financial statements.

(f)  Represents the Unaudited Thomas Lighting Pro Forma Balance Sheet.

(g) Represents the elimination of cash and cash equivalents which will be retained by Genlyte.

(h) Represents the elimination of accrued income taxes payable and deferred income tax assets and liabilities which will be retained by Genlyte, as the income tax attributes and liabilities generated by
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     the Joint Venture will accrue directly to Genlyte and Thomas and be recorded in their respective financial statements.

(i) The net adjustment to retained earnings consists of the net effect of the adjustments described in Note 2 (g) and Note 2 (h).

(j) Represents the allocation of the excess of the fair market value over tangible book value of Thomas Lighting as follows (in thousands):

        Fair value of Thomas Lighting as mutually determined by
          Genlyte and Thomas, which was the basis for determining the ownership
          interests to be issued in the Joint Venture                                           $139,432
        Tangible book value of Thomas Lighting                                                    81,333
                                                                                                --------
        Excess of fair value over tangible book value                                             58,099
        Less fair value allocations:
          Inventory step-up                                                                        6,488
          Property, plant and equipment step-up                                                   20,000
                                                                                                --------
            Goodwill                                                                            $ 31,611
                                                                                                ========

     The cost basis of properties and other assets was adjusted to fair market value based on management's preliminary estimates which are subject to change based upon the results of independent appraisals management intends to have performed.

(k) Represents the excess of fair value over book value for Thomas Lighting recognized in connection with the purchase accounting for the Joint Venture.